                            SCHEDULE 14a INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        BOLDER TECHNOLOGIES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

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   (2)  Aggregate number of securities to which transaction applies:

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

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   (4)  Date Filed:

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

                         BOLDER TECHNOLOGIES CORPORATION
                            4403 Table Mountain Drive
                             Golden, Colorado 80403


       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 3, 1999

TO THE STOCKHOLDERS OF BOLDER TECHNOLOGIES CORPORATION:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BOLDER TECHNOLOGIES CORPORATION, a Delaware corporation (the "Company"), will be held on Thursday, June 3, 1999, at 11:00 a.m. local time, at the Company's facilities located at 4403 Table Mountain Drive in Golden, Colorado, for the following purposes:

         1. To elect two Class III Directors to hold office until the 2002 Annual Meeting of Stockholders.

         2. To approve the Company's 1996 Equity Incentive Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance thereunder by 700,000 shares.

         3. To approve the Company's 1996 Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance thereunder by 40,000 shares.

         4. To ratify the selection of Arthur Andersen LLP as independent accountants of the Company for the fiscal year ending December 31, 1999.

         5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on April 15, 1999, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                    By Order of the Board of Directors,

                                    /s/ Joseph F. Fojtasek

                                    Joseph F. Fojtasek, Secretary

Golden, Colorado
April 30, 1999

         ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                         BOLDER TECHNOLOGIES CORPORATION
                            4403 Table Mountain Drive
                             Golden, Colorado 80403


                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 3, 1999

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors of Bolder Technologies Corporation, a Delaware corporation ("Bolder" or the "Company"), for use at the Annual Meeting of Stockholders to be held on Thursday, June 3, 1999, at 11:00 a.m. local time (the "Annual Meeting"), and at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's facilities located at 4403 Table Mountain Drive in Golden, Colorado. The Company intends to mail this Proxy Statement and accompanying proxy card on or about April 30, 1999, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

         The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock or Series A Preferred Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock or Series A Preferred Stock for their costs of forwarding solicitation materials to such beneficial owners.

         W.F. Doring & Co., Inc., Jersey City, New Jersey, a proxy solicitation firm, has been employed by the Company to solicit proxies for the Annual Meeting by mail, telephone or personal solicitation. It is anticipated that the fees to be paid to W.F. Doring & Co. by the Company will not exceed $2,500. Proxies also may be solicited by directors, officers or other regular employees of the Company who will not be specially compensated for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

         Only holders of record of Common Stock or Series A Preferred Stock at the close of business on April 15, 1999 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 15, 1999, the Company had outstanding and entitled to vote 9,715,130 shares of Common Stock and 336,200 shares of Series A Preferred Stock.

         Record holders of Common Stock and Series A Preferred Stock will vote together as one class on all matters to be voted upon at the Annual Meeting. Each holder of record of Common Stock will be entitled to one vote per share and each holder of record of Series A Preferred Stock will be entitled to 3.33 votes per share.

         All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes will be considered present at the Annual Meeting for the purpose of establishing a quorum, but will not be counted in determining whether any matter is approved.

REVOCABILITY OF PROXIES

         Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 4403 Table Mountain Drive, Golden, Colorado 80403, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

         The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2000 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 31, 1999. A stockholder proposal or a nomination for director that is not to be included in such proxy statement and form of proxy must be received by the Secretary of the Company no earlier than March 5, 2000 and no later than April 4, 2000. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   PROPOSAL 1

                         ELECTION OF CLASS III DIRECTORS

         The Company's Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

         The Board of Directors is presently composed of seven members. There are two Class III Directors, whose term of office expires in 1999. If elected at the Annual Meeting, each of the nominees would serve until the 2002 annual meeting and until his successor is elected and qualified, or until such director's earlier death, resignation or removal.

         Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

INFORMATION REGARDING DIRECTOR NOMINEES AND CONTINUING DIRECTORS

         Set forth below is biographical information as of March 31, 1999 for each person nominated to serve on the Board of Directors and each person whose term of office as a director will continue after the Annual Meeting.

                   NAME                          AGE         CLASS
                   ----                          ---         -----
  Donovan B. Hicks....................            61         Class III Director
  Roger F. Warren.....................            57         Class III Director
  Daniel S. Lankford..................            53         Class I Director
  David L. Riegel (1)(2)..............            61         Class I Director
  Wilmer R. Bottoms, Ph.D. (1)(2).....            56         Class II Director
  William D. Connor...................            68         Class II Director
  Carl S. Stutts (1)(2)...............            52         Class II Director

-------------
(1)  Member of the Audit Committee.
(2)  Member of the Compensation Committee.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2002 ANNUAL MEETING (CLASS III DIRECTORS)

         DONOVAN B. HICKS has been a director at Bolder since 1997. Mr. Hicks is the founder and managing partner of Cygnus Enterprise Development L.L.C., a company that assists in the development of emerging companies. Previously, Mr. Hicks was employed with Ball Corporation, and served as President and Chief Executive Officer of its subsidiary Ball Aerospace and Technologies Corp. from August 1995 until his retirement in December 1996, and as Vice President of its Aerospace and Communications Group from 1988 to August 1995. Mr. Hicks received a B.S. from Colorado State University.

         ROGER F. WARREN was appointed a director of Bolder in July 1998. Mr. Warren has served as the President of the International Micropower Division and a director of Rayovac Corporation, a battery manufacturer, since 1985. From 1977 to 1984, Mr. Warren served as Vice President and General Manager of the International and U.S. Grocery Divisions of Swift & Co., a multibillion-dollar manufacturer and distributor of food products. Mr. Warren received a B.S. from the University of Hull in the United Kingdom.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2000 ANNUAL MEETING (CLASS I DIRECTORS)

         DANIEL S. LANKFORD has served as Chief Executive Officer and President of Bolder since July 1994 and as Chairman of the Board of Directors since October 1996. Prior to joining the Company, Mr. Lankford was Chief Executive Officer of Lucent Microelectronics-Europe from December 1989 to July 1994, and prior to that, Mr. Lankford served as Vice President of Marketing for Lucent's worldwide microelectronics unit. He received his M.S. as a Sloan Fellow from Stanford University and his B.S. from Johns Hopkins University.

         DAVID L. RIEGEL has been a director at Bolder since 1992. From May 1992 to October 1992 Mr. Riegel served as the Chief Executive Officer of the Company. Mr. Riegel was the Executive Vice President and Chief Operating Officer of Exabyte Corporation, a data storage company, from December 1994 until his retirement in September 1997. From July 1993 to December 1994, Mr. Riegel was Senior Vice President of Operations at Exabyte. From November 1992 to July 1993, he was Senior Vice President of 8mm Operations at Exabyte. From July 1990 until November 1992, Mr. Riegel served as President and Chief Executive Officer of PrairieTek Corp., a disk drive manufacturer. Mr. Riegel received a B.S. from Purdue University.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING (CLASS II
DIRECTORS)

         WILMER R. BOTTOMS, PH.D. has been a director at Bolder since 1993. From July 1996 until his retirement in December 1998, Dr. Bottoms served as Chairman of the Board and Chief Executive Officer of Credence Systems Corporation, a manufacturer of semiconductor test equipment. From 1984 to July 1996, Dr. Bottoms was a Senior Vice President of Patricof & Co. Ventures, Inc., a venture capital firm. Dr. Bottoms received a Ph.D. from Tulane University and a B.S. from Huntington College.

         WILLIAM D. CONNOR has been a director at Bolder since 1997. In March 1996, Dr. Connor founded and currently serves as President of Vista2000, Inc., a firm specializing in general and international management consulting for high technology and electronics companies. Prior to forming Vista2000, Inc., Dr. Connor held a variety of positions at Motorola, Inc., most recently as Corporate Vice President and Director of the Information Technology, General Systems sector. Dr. Connor received a D.B.A. and an M.B.A. from the University of Southern California and a B.B.A. from the University of Miami.

         CARL S. STUTTS has been a director at Bolder since 1992. Mr. Stutts has served as Vice President of Finance and Corporate Development of Texas Petrochemicals Corp. since April 1998. From 1988 to April 1998, Mr. Stutts was a general partner of Columbine Venture Management II, the general partner of Columbine Venture Fund II, L.P., a venture capital fund. Mr. Stutts received an M.B.A. from the University of Houston and a B.S. from North Carolina State University.

                        THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

BOARD COMMITTEES AND MEETINGS

         During the fiscal year ended December 31, 1998, the Board of Directors held 11 meetings. The Board has an Audit Committee and a Compensation Committee.

         The Audit Committee meets with the Company's independent accountants at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent accountants to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of three non-employee directors: Messrs. Bottoms, Riegel and Stutts. The Audit Committee met once during the fiscal year ended December 31, 1998.

         The Compensation Committee makes recommendations concerning salaries and incentive compensation, grants stock awards to employees and consultants under the Company's 1996 Equity Incentive Plan and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three non-employee directors: Messrs. Bottoms, Riegel and Stutts. The Compensation Committee met twice during the fiscal year ended December 31, 1998.

         During the fiscal year ended December 31, 1998, each director other than Dr. Bottoms attended 75% or more of the meetings of the Board and of the committees on which he served, held during the period for which he served as a director and committee member, respectively.

                                   PROPOSAL 2

               APPROVAL OF 1996 EQUITY INCENTIVE PLAN, AS AMENDED

         In March 1996, the Board of Directors adopted, and the stockholders subsequently approved, the Company's 1996 Equity Incentive Plan (the "Incentive Plan"). In April 1997, the Board and the stockholders approved an increase in the number of shares of Common Stock authorized for issuance under the Incentive Plan from 1,666,666 shares to 2,300,000 shares.

         As of March 31, 1999, awards (net of cancelled or expired awards) covering an aggregate of 2,201,912 shares of Common Stock had been granted under the Incentive Plan (654,475 of which had been exercised as of that date), and only 98,088 shares of Common Stock (plus any shares that might in the future be returned to the Incentive Plan as a result of the cancellation or expiration of awards) remained available for future grant thereunder.

         In March 1999, the Board amended the Incentive Plan, subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance thereunder from 2,300,000 shares to 3,000,000 shares. The Board adopted this amendment in order to ensure that the Company can continue to grant stock options at levels determined appropriate by the Board. The Board also approved an increase in the size of the annual option grants to non-employee directors of the Company under the Incentive Plan from 1,000 shares to 10,000 shares.

         Stockholders are requested in this Proposal 2 to approve the Incentive Plan, as amended. The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting will be required to approve the Incentive Plan, as amended. Abstentions and broker non-votes will be counted towards a quorum, but will not be counted in determining whether this matter has been approved.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

         The essential features of the Incentive Plan, as amended, are outlined below:

GENERAL

         The Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, stock bonuses and restricted stock purchase awards (collectively "awards"). Incentive stock options granted under the Incentive Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the Incentive Plan are not intended to qualify as incentive stock options under the Code. Stock appreciation rights granted under the Incentive Plan may be tandem rights, concurrent rights or independent rights. See "Federal Income Tax Information" for a discussion of the tax treatment of awards. To date, the Company has granted only stock options under the Incentive Plan.

PURPOSE

         The Board adopted the Incentive Plan to provide a means by which selected officers, directors and employees of and consultants to the Company and its affiliates could be given an opportunity to purchase stock in the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for the success of the Company. All of the approximately 130 employees, directors and consultants of the Company and its affiliates are eligible to participate in the Incentive Plan.

ADMINISTRATION

         The Board of Directors of the Company administers the Incentive Plan. The Board has the power to construe and interpret the Incentive Plan and, subject to the provisions of the Incentive Plan, to determine the persons to whom and the dates on which awards will be granted, the number of shares to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, and the exercise price, the type of consideration, and other terms of the award.

         The Board of Directors has the power to delegate administration of the Incentive Plan to a committee composed of one or more members of the Board. In the discretion of the Board, a committee may consist solely of two or more outside directors in accordance with Section 162(m) of the Code or solely of two or more non-employee directors in accordance with Rule 16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board has delegated administration of the Incentive Plan to the Compensation Committee of the Board. As used herein with respect to the Incentive Plan, the "Board" refers to any committee the Board appoints as well as to the Board itself.

         Regulations under Section 162(m) of the Code require that the directors who serve as members of the committee must be "outside directors." The Incentive Plan provides that, in the Board's discretion, directors serving on the committee will also be "outside directors" within the meaning of Section 162(m). This limitation would exclude from the committee (i) current employees of the Company, (ii) former employees of the Company receiving compensation for past services (other than benefits under a tax-qualified pension plan), (iii) current and former officers of the Company, (iv) directors currently receiving direct or indirect remuneration from the Company in any capacity (other than as a director), unless any such person is otherwise considered an "outside director" for purposes of Section 162(m) and (v) any other person who is otherwise not considered an "outside director" for purposes of Section 162(m). The definition of an "outside director" under Section 162(m) is generally narrower than the definition of a "non-employee director" under Rule 16b-3.

ELIGIBILITY

         The Board of Directors may grant incentive stock options and stock appreciation rights appurtenant thereto under the Incentive Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers and directors) and consultants are eligible to receive nonstatutory stock options and other stock awards under the Incentive Plan. Non-employee directors of the Company are eligible only for nondiscretionary nonstatutory options grants under the Incentive Plan.

         The Board of Directors may not grant an incentive stock option under the Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. For incentive stock options granted under the Incentive Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000.

         The Incentive Plan contains a per-person, per-calendar year limitation equal to 600,000 shares of Common Stock under grants of options or stock appreciation rights ("Section 162(m) Limitation"). The purpose of this limitation is generally to permit the Company to deduct for tax purposes the compensation attributable to the exercise of options granted under the Incentive Plan.

STOCK SUBJECT TO THE INCENTIVE PLAN

         If awards granted under the Incentive Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such awards again becomes available for issuance under the Incentive Plan.

TERMS OF OPTIONS GENERALLY

         The following is a description of the permissible terms of options under the Incentive Plan. Individual option grants may be more or less restrictive as to any or all of the permissible terms described below. Option grants to non-employee directors have certain nondiscretionary terms, as discussed below.

         Exercise Price; Payment. The exercise price of incentive stock options under the Incentive Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above) may not be less than 110% of such fair market value. The exercise price of nonstatutory options under the Incentive Plan may not be less than 85% of the fair market value of the Common Stock subject to the option on the date of the option grant. However, if options were granted with exercise prices below fair market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m) of the Code. See "Federal Income Tax Information."

         In the event of a decline in the value of the Company's Common Stock, the Board has the authority to offer participants the opportunity to replace outstanding higher priced options, whether incentive or nonstatutory, with new lower priced options. To the extent required by Section 162(m) of the Code, an option repriced under the Incentive Plan is deemed to be cancelled and a new option granted. Both the option deemed to be cancelled and the new option deemed to be granted will be counted against the Section 162(m) Limitation.

         The exercise price of options granted under the Incentive Plan must be paid either: (a) in cash at the time the option is exercised; or (b) at the discretion of the Board at the time of grant, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

         Option Exercise. Options granted under the Incentive Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by currently outstanding options under the Incentive Plan typically vest at the rate of 1/5 of the options becoming exercisable one year following the date of grant and 1/60th of the options becoming exercisable each month (20% per year) during the optionee's employment or service as a consultant. Shares covered by options granted in the future under the Incentive Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the Incentive Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested at their exercise price should the optionee leave the service of the Company or an affiliate before vesting. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of these means.

         Term. The maximum term of options under the Incentive Plan is ten years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the Incentive Plan terminate three months after termination of the optionee's employment or relationship as a consultant or director of the Company or any affiliate of the Company, unless (a) such termination is due to such person's disability, in which case the option may, but need not, provide that it may be exercised at any time within 12 months of such termination; or
(b) the optionee dies while employed by or serving as a consultant or director of the Company or any affiliate of the Company, or within a period specified in the option after termination of such relationship, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionee's death) within 12 months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution. Individual options by their terms may provide for exercise within a longer or shorter period of time following termination of the service relationship due to disability or death. The option term may also be extended in the event that exercise of the option within these periods is prohibited for specified reasons.

         Restrictions on Transfer. The optionee generally may not transfer an option otherwise than by will or by the laws of descent and distribution. During the lifetime of the optionee, only the optionee may exercise an option. However, nonstatutory stock options are transferable pursuant to a qualified domestic relations order. An optionee may, by delivering written notice to the Company in a form satisfactory to the Company, designate a third party who, in the event of the death of the optionee, may exercise the option.

OPTION GRANTS FOR NON-EMPLOYEE DIRECTORS

         The following is a description of the nondiscretionary terms of options granted to non-employee directors of the Company under the Incentive Plan.

         Initial Grant. Each person who is elected for the first time to be a non-employee director automatically is granted, upon the date of initial election, an option to purchase 10,000 shares of Common Stock of the Company.

         Annual Grant. On the date of each annual meeting of the Company's stockholders, each person who is then a non-employee director and continuously has been a non-employee director since the last annual meeting, automatically is granted an option to purchase 1,000 shares of Common Stock of the Company. In addition, each other person who is then a non-employee director automatically is granted an option to purchase the number of shares of Common Stock of the Company (rounded up to the nearest whole share) determined by multiplying 1,000 shares by a fraction, the numerator of which is the number of days the person continuously has been a non-employee director as of the date of the grant and the denominator of which is 365. Subject to approval of the amended Incentive Plan by the stockholders of the Company, the size of the annual option grants to non-employee directors will be increased to 10,000 shares, beginning with the grants to be made on the date of the June 3, 1999 annual meeting.

         Term. The term of each option commences on the date it is granted and, unless sooner terminated, expires five years and 90 days later. If the non-employee director's service as an employee, director or consultant terminates, the option terminates on the earlier of such expiration date or the date 90 days following the date of termination of service. The option may be exercised following termination of service only as to that number of shares as to which it was exercisable on the date of termination of such service.

         Price. The exercise price of each option is 100% of the fair market value of the stock on the grant date.

         Consideration. Payment of the exercise price of each option is due in full in cash upon any exercise when the number of shares being purchased upon such exercise is less than 1,000 shares. However, when the number of shares being purchased upon an exercise is 1,000 or more shares, the non-employee director may elect to make payment of the exercise price under one or a combination of the following alternatives: (i) in cash or by check at the time of exercise; or (ii) by delivery of shares of Common Stock of the Company already owned by the optionee, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interest, which Common Stock will be valued at its fair market value on the date preceding the date of exercise. An option also may be exercised pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that results in the receipt of cash (or check) by the Company prior to the issuance of shares of the Company's Common Stock.

         Transferability. An option is not transferable except by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order satisfying the requirements of Rule 16b-3 and is exercisable during the lifetime of the non-employee director only by such person (or by his or her guardian or legal representative) or a transferee pursuant to such an order. However, a non-employee director may, by delivering written notice to the Company in a form satisfactory to the Company, designate a third party who, in the event of the death of the non-employee director, may exercise the option.

         Vesting. Each initial option becomes exercisable in five equal installments on each of the first five anniversaries of the date of grant of the options. Each annual option becomes exercisable in installments over a period of three years from the date of grant commencing on the date one year after the date of grant of the option, with 33% becoming exercisable one year after the date of grant, 34% becoming exercisable two years after the date of grant and the remaining 33% becoming exercisable three years after the date of grant.

TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK

         Payment. The Board determines the purchase price under a restricted stock purchase agreement but the purchase price may not be less than 85% of the fair market value of the Company's Common Stock on the date of grant. The Board may award stock bonuses in consideration of past services without a purchase payment.

         The participant must pay the purchase price of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan either in cash or at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

         Vesting. Shares of stock sold or awarded under the Incentive Plan may, but need not be, subject to a repurchase option in favor of the Company in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement or stock bonus award under the Incentive Plan.

         Restrictions on Transfer. The participant may not transfer any rights the participant acquires under a stock bonus or restricted stock bonus agreement except by will or the laws of descent and distribution or pursuant to a domestic relations order, so long as stock awarded under such agreement remains subject to the terms of the agreement.

STOCK APPRECIATION RIGHTS

         The Incentive Plan authorizes three types of stock appreciation rights.

         Tandem Stock Appreciation Rights. Tandem stock appreciation rights are tied to an underlying option and require the participant to elect whether to exercise the underlying option or to surrender the option for an appreciation distribution equal to the market price of the vested shares purchasable under the surrendered option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of tandem stock appreciation rights must be made in cash.

         Concurrent Stock Appreciation Rights. Concurrent stock appreciation rights are tied to an underlying option and are exercised automatically at the same time the underlying option is exercised. The participant receives an appreciation distribution equal to the market price of the vested shares purchased under the option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of concurrent stock appreciation rights must be made in cash.

         Independent Stock Appreciation Rights. Independent stock appreciation rights are granted independently of any option and entitle the participant to receive upon exercise an appreciation distribution equal to the market price of a number of shares equal to the number of share equivalents to which the participant is vested under the independent stock appreciation right less than fair market value of such number of shares of stock on the date of grant of the independent stock appreciation rights. Appreciation distributions payable upon exercise of independent stock appreciation rights may, at the Board's discretion, be made in cash, in shares of stock or a combination thereof.

         Repricing. In the event of a decline in the value of the Company's Common Stock, the Board has the authority to offer participants the opportunity to replace outstanding higher priced stock appreciation rights with new lower priced stock appreciation rights. To the extent required by Section 162(m) of the Code, a repriced stock appreciation right is deemed to be cancelled and a new stock appreciation right granted. Both the stock appreciation right deemed to be cancelled and the new stock appreciation right deemed to be granted will be counted against the Section 162(m) Limitation.

ADJUSTMENT PROVISIONS

         If there is any change in the stock subject to the Incentive Plan or subject to any award granted under the Incentive Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Incentive Plan and awards outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to the Incentive Plan, the maximum number of shares which may be granted to a person during a calendar year, and the class, number of shares and price per share of stock subject to the outstanding awards.

EFFECT OF CERTAIN CORPORATE EVENTS

         The Incentive Plan provides that, in the event of a dissolution or liquidation of the Company or specified types of merger or other corporate reorganization, to the extent permitted by law, any surviving corporation will be required to either assume awards outstanding under the Incentive Plan or substitute similar awards for those outstanding under the Incentive Plan, or the outstanding awards will continue in full force and effect. In the event that any surviving corporation declines to assume or continue awards outstanding under the Incentive Plan, or to substitute similar awards, then the time during which the awards may be exercised will be accelerated and the awards terminated if not exercised during such time. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

         The Board may suspend or terminate the Incentive Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Incentive Plan will terminate on March 5, 2006.

         The Board may also amend the Incentive Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would: (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Incentive Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3; (ii) increase the number of shares reserved for issuance under awards; or (iii) change any other provision of the Incentive Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 or satisfy the requirements of Section 422 of the Code or any Nasdaq or securities exchange listing requirements. The Board may submit any other amendment to the Incentive Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain executive officers.

FEDERAL INCOME TAX INFORMATION

         Incentive Stock Options. Incentive stock options under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

         There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

         If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or (b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year. Long-term capital gains currently are generally subject to lower tax rates than ordinary income. The maximum capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate is effectively 39.6% at the present time. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

         To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

         Nonstatutory Stock Options, Restricted Stock Purchase Awards and Stock Bonuses. Nonstatutory stock options, restricted stock purchase awards and stock bonuses granted under the Incentive Plan generally have the following federal income tax consequences:

         There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of
Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

         Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

         Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

         Potential Limitation on Company Deductions. As part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Code to add
Section 162(m), which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

         Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of two or more "outside directors" and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

         Compensation attributable to restricted stock and stock bonuses will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of two or more "outside directors" and (ii) the purchase price of the award is no less than the fair market value of the stock on the date of grant. Stock bonuses qualify as performance-based compensation under the Treasury regulations only if (i) the award is granted by a compensation committee comprised solely of "outside directors," (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

NEW PLAN BENEFITS

         The following table reflects option grants previously made to executive officers of the Company subject to stockholder approval of the Incentive Plan, as amended. In addition, if the amended Incentive Plan is approved, the size of the annual option grants to non-employee directors of the Company will be increased from 1,000 shares to 10,000 shares, and the following table also includes the additional options that will be granted to the Company's six current non-employee directors on June 3, 1999 in such event.

                                NEW PLAN BENEFITS

                           1996 EQUITY INCENTIVE PLAN

NAME AND POSITION                                                  NUMBER OF SHARES UNDERLYING OPTIONS GRANTED
------------------------------------------------------------       --------------------------------------------
Daniel S. Lankford..........................................                          30,000
     Chief Executive Officer, President and Chairman of
     the Board

Joseph F. Fojtasek..........................................                          25,000
     Chief Financial Officer, Vice President, Finance and
     Administration, Secretary and Treasurer

Arthur S. Homa..............................................                          50,000
     Senior Vice President, Technology and Manufacturing

Sandra D. Schreiber.........................................                          25,000
     Senior Vice President, Systems and Supply Chain

Arnold C. Allen.............................................                          10,000
     Vice President, Commercial Development

All executive officers as a group...........................                         140,000

All non-employee directors as a group.......................                          53,932

All non-executive officer employees as a group..............                            --

                                   PROPOSAL 3

            APPROVAL OF 1996 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

         In March 1996, the Board adopted, and the stockholders subsequently approved, the Company's 1996 Employee Stock Purchase Plan (the "Purchase Plan"). 40,000 shares of Common Stock originally were reserved for issuance under the Purchase Plan.

         As of March 31, 1999, purchase rights (net of cancelled or expired purchase rights) covering an aggregate of 36,134 shares of Common Stock had been granted under the Purchase Plan, and only 3,866 shares of Common Stock (plus any shares that might in the future be returned to the Purchase Plan as a result of the cancellation or expiration of purchase rights) remained available for future grant thereunder.

         In March 1999, the Board amended the Purchase Plan, subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance thereunder from 40,000 shares to 80,000 shares. The Board adopted this amendment in order to ensure that the Company can continue to grant purchase rights at levels determined appropriate by the Board.

         During the last fiscal year, the following persons purchased shares of Common Stock under the Purchase Plan in the amounts and at the weighted average prices per share indicated: Daniel S. Lankford, 282 shares ($8.34); Joseph F. Fojtasek, 1,797 shares ($8.34); Arthur S. Homa, none; Sandra D. Schreiber, none; Arnold C. Allen, none; all current executive officers as a group, 2,079 shares ($8.34); and all employees (excluding executive officers) as a group, 11,963 shares ($8.34).

         Stockholders are requested in this Proposal 3 to approve the Purchase Plan, as amended. The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting will be required to approve the Purchase Plan, as amended. Abstentions and broker non-votes will be counted towards a quorum, but will not be counted in determining whether this matter has been approved.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

         The essential features of the Purchase Plan, as amended, are outlined below:

PURPOSE

         The purpose of the Purchase Plan is to provide a means by which employees of the Company (and any parent or subsidiary of the Company designated by the Board to participate in the Purchase Plan) may be given an opportunity to purchase Common Stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company. All of the approximately 123 employees of the Company are eligible to participate in the Purchase Plan.

         The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

ADMINISTRATION

         The Board administers the Purchase Plan and has the final power to construe and interpret both the Purchase Plan and the rights granted under it. The Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase Common Stock of the Company will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any parent or subsidiary of the Company will be eligible to participate in the Purchase Plan.

         The Board has the power, which it has not yet exercised, to delegate administration of the Purchase Plan to a committee composed of not fewer than two members of the Board. As used herein with respect to the Purchase Plan, the "Board" refers to any committee the Board appoints to administer the Purchase Plan as well as to the Board itself.

OFFERINGS

         The Board implements the Purchase Plan by offerings of rights to all eligible employees from time to time. Currently, each offering is six months long.

ELIGIBILITY

         Currently any person who is customarily employed at least 20 hours per week and five months per calendar year by the Company (or by any parent or subsidiary of the Company located in the United States) on the first day of an offering is eligible to participate in that offering, provided such employee has been continuously employed by the Company or the designated affiliate for at least ten days preceding the first day of the offering. Persons who are "highly compensated" as defined in the Code are eligible to participate in the offerings.

         However, no employee is eligible to participate in the Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company (including any stock which such employee may purchase under all outstanding rights and options). In addition, no employee may accrue the right to purchase shares under the Purchase Plan and all employee stock purchase plans of the Company and its affiliates at a rate that exceeds $25,000 worth of Common Stock (determined at the fair market value of the shares at the time such right is granted) for each calendar year in which such right is outstanding at any time.

PARTICIPATION IN THE PURCHASE PLAN

         Eligible employees enroll in the Purchase Plan by delivering to the Company, prior to the date selected by the Board as the offering date for the offering, an agreement authorizing payroll deductions of up to 10% of such employees' base total compensation during the offering.

PURCHASE PRICE

         The purchase price per share at which shares of Common Stock are sold in an offering under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of Common Stock on the first day of the offering or (ii) 85% of the fair market value of a share of Common Stock on the last day of the offering.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

         A participant accumulates the purchase price of the shares by payroll deductions over the course of the offering. Currently at any time during the offering, a participant may reduce or terminate his or her payroll deductions but a participant may not increase such payroll deductions after the beginning of the offering. If the Board provides for a particular offering, an employee who first becomes eligible to participate after the offering starts may enroll as of the date specified during the offering. The Company will credit all payroll deductions made for a participant to the participant's account under the Purchase Plan and will deposit the payroll deductions with the general funds of the Company. A participant may not make additional payments into such account.

PURCHASE OF STOCK

         By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares under the Purchase Plan. In connection with offerings made under the Purchase Plan, the Board specifies a maximum number of shares of Common Stock an employee may be granted the right to purchase and the maximum aggregate number of shares of Common Stock that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number of shares of Common Stock available, the Board would make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee's participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the offering at the applicable price. See "Withdrawal" below.

WITHDRAWAL

         While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may terminate payroll deductions and withdraw from a given offering by delivering to the Company a notice of withdrawal from the Purchase Plan. Currently the participant may elect such withdrawal at any time up to 10 days prior to the end of the applicable offering.

         Upon an employee's withdrawal from an offering, the Company will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of Common Stock on the employee's behalf during such offering. Such employee's interest in the offering will be automatically terminated, and the employee may not again participate in that offering. However, an employee's withdrawal from an offering will not have any effect upon such employee's eligibility to participate in subsequent offerings under the Purchase Plan.

TERMINATION OF EMPLOYMENT

         Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee's employment for any reason, and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest.

RESTRICTIONS ON TRANSFER

         Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

DURATION, AMENDMENT AND TERMINATION

         The Board may suspend or terminate the Purchase Plan at any time.

         The Board may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the stockholders within 12 months of its adoption by the Board if the amendment would (i) increase the number of shares of Common Stock reserved for issuance under the Purchase Plan, (ii) modify the requirements relating to eligibility for participation in the Purchase Plan, or
(iii) modify any other provision of the Purchase Plan, if such approval is required in order for the Purchase Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

         Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of the Purchase Plan without the consent of the employee to whom such rights were granted.

EFFECT OF CERTAIN CORPORATE EVENTS

         In the event of a dissolution, liquidation or specified type of merger of the Company, the surviving corporation either will assume the rights under the Purchase Plan or substitute similar rights, or the exercise date of any ongoing offering will be accelerated such that the outstanding rights may be exercised immediately prior to, or concurrent with, any such event.

STOCK SUBJECT TO PURCHASE PLAN

         Subject to stockholder approval of this Proposal, the Board has reserved an aggregate of 80,000 shares of Common Stock for issuance under the Purchase Plan. If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of Common Stock not purchased under such rights again become available for issuance under the Purchase Plan.

FEDERAL INCOME TAX INFORMATION

         Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

         A participant will be taxed on amounts withheld for the purchase of shares of Common Stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

         If the stock is disposed of at least two years after the beginning of the offering period and at least one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Such capital gains currently are generally subject to lower tax rates than ordinary income.

         If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

         There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

                                   PROPOSAL 4

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

         The Board of Directors has selected Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending December 31, 1999 and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. Arthur Andersen LLP has audited the Company's financial statements since 1991. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

         Stockholder ratification of the selection of Arthur Andersen LLP as the Company's independent accountants is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Arthur Andersen LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent accountants at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

         The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting will be required to ratify the selection of Arthur Andersen LLP. Abstentions and broker non-votes will be counted towards a quorum, but will not be counted in determining whether this matter has been approved.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 4.

                      EXECUTIVE OFFICERS AND KEY EMPLOYEES

         Set forth below is biographical information as of March 31, 1999 for each of the executive officers and key employees of the Company.

                      NAME                         AGE                           POSITION
                      ----                         ---                           --------
  EXECUTIVE OFFICERS
  Daniel S. Lankford.......................         53     Chief Executive Officer, President and Chairman of
                                                           the Board
  Joseph F. Fojtasek.......................         58     Chief Financial Officer, Vice President, Finance and
                                                           Administration, Secretary and Treasurer
  Arthur S. Homa, Ph.D.....................         44     Senior Vice President, Technology and Manufacturing
  Sandra D. Schreiber......................         50     Senior Vice President, Systems and Supply Chain
  Daniel A. Schwob.........................         48     Senior Vice President, Marketing and Sales
  Arnold C. Allen..........................         59     Vice President, Commercial Development
  KEY EMPLOYEES
  Anne M. Bevington........................         32     Director of Environment, Health and Safety
  Ramesh C. Bhardwaj, Ph.D.................         43     Director of Electrochemistry
  Richard T. Johnson.......................         52     Director of Product Engineering
  Joseph K. McDermott......................         42     Director of Battery Systems Development
  Kevin C. Obenchain.......................         43     Controller
  Douglas D. Pagoria.......................         34     Director of Manufacturing
  Victor Rompa.............................         38     Director of Product Management
  Richard D. Sander........................         52     Director of Human Resources
  Steven M. Sherepita......................         48     Director of Production and Facilities
  James W. Walker, Ph.D....................         55     Director of Quality Assurance

EXECUTIVE OFFICERS

         See "Proposal 1 - Election of Class III Directors" for the biography of Mr. Lankford.

         JOSEPH F. FOJTASEK joined Bolder as Chief Financial Officer, Vice President, Finance and Administration, Secretary and Treasurer in February 1996. From April 1992 to February 1996, Mr. Fojtasek served as Vice President and Chief Financial Officer of CoCensys, Inc., a biopharmaceutical company. In 1990 and 1991, Mr. Fojtasek provided financial consulting services, in some cases acting as Chief Financial Officer, to various early stage technology companies. He received his M.B.A. and B.S. from the University of Texas.

         ARTHUR S. HOMA, PH.D. has served as the Company's Senior Vice President, Technology and Manufacturing, since September 1998 and as its Vice President, Technology, from December 1997 to September 1998. From 1992 to 1997, Dr. Homa was Vice President, Technology for Rayovac Corporation, a battery manufacturer. From 1988 to 1992, Dr. Homa was Research and Development Manager for ELTECH Systems Corporation, a company specializing in electrochemical production technology. From 1981 to 1988, Dr. Homa was employed by General Electric in various research positions. Dr. Homa received his Ph.D. in

Electrochemistry from Case Western Reserve University and his B.A. in Chemistry and Physics from Franklin & Marshall College.

         SANDRA D. SCHREIBER has served as the Company's Senior Vice President, Systems and Supply Chain, since September 1998. Ms. Schreiber served as the Company's Senior Vice President, Operations, from August 1995 to September 1998, as its Vice President, Operations, from February 1995 to August 1995, and as its Vice President, Quality, from March 1994 to February 1995. Prior to joining Bolder in August 1993, Ms. Schreiber was Vice President, Technical Operations at Ivion Corporation, a manufacturer of infusion pumps. Ms. Schreiber received her B.S. from Montana State University.

         DANIEL A. SCHWOB joined Bolder as Senior Vice President, Marketing and Sales, in October 1998. Prior to joining Bolder, Mr. Schwob founded Semipower Systems, Inc., an industrial drives company, and served as its Chief Executive Officer from 1992 to 1997 and as its Chairman of the Board from January 1998 to October 1998. Previously, Mr. Schwob held sales and marketing management positions, primarily in the semiconductor industry, with General Electric, Advanced Micro Devices and IXYS Corporation. Mr. Schwob received a B.S. from Ohio University.

         ARNOLD C. ALLEN joined Bolder in October 1994 as Vice President, Marketing and Sales, a position he held until October 1997, when he became Vice President, Commercial Development. From April 1993 to October 1994, Mr. Allen was the Director of Marketing and Sales for OPTIMA Battery Company, a manufacturer of batteries. From 1991 to April 1993, Mr. Allen was an Environmental Clean-Up Process Manager for Halliburton Corporation, an energy company. Mr. Allen has a B.S. from the United States Naval Academy.

KEY EMPLOYEES

         ANNE M. BEVINGTON joined Bolder in July 1998 as Director of Environment, Health and Safety. Prior to joining Bolder, Ms. Bevington served as Environmental Manager for Johns Manville Inc. and also was employed with the U.S. Environmental Protection Agency's National Enforcement Investigation Center. Ms. Bevington has a B.S. in Chemical and Petroleum Engineering from the Colorado School of Mines.

         RAMESH C. BHARDWAJ, PH.D. joined Bolder in June 1996 as Principal Materials Scientist. In March of 1997, he became Director of Electrochemistry. From May 1994 to June 1996, Dr. Bhardwaj was an Engineer V with Rockwell International Company. From April 1993 to May 1994, Dr. Bhardwaj was Principal Scientist with Lockheed Engineering and Sciences Company, in their White Sands Test Facility, NASA-Johnson Space Center. From May 1988 to April 1993, Dr. Bhardwaj was Senior Scientist in the Department of Chemistry at Texas A&M University. Dr. Bhardwaj holds a Ph.D. from the University of Jodbur and an M.B.A. from New Mexico State University.

         RICHARD T. JOHNSON joined Bolder in April 1998 as Director of Product Engineering. From 1974 to March 1998, Mr. Johnson served in technical and senior technical management positions at Johnson Controls, Inc., a manufacturer of automotive systems and building controls and a leading manufacturer of lead acid batteries for the automotive starting market. Most recently he served as Director of Technology Development in the Johnson Control's Battery Group. Mr. Johnson received his B.S. in Chemical Engineering from the University of Wisconsin.

         JOSEPH K. MCDERMOTT joined Bolder in December 1998 as Director of Battery Systems Development. Prior to joining Bolder, Mr. McDermott was employed with the Astronautics Batteries Group of Lockheed Martin for 19 years. Mr. McDermott received his B.S. in Chemistry from Loras College and an M.S. in Engineering from the University of Colorado.

         KEVIN C. OBENCHAIN, CPA, joined Bolder in November 1996 as Controller. From November 1994 to May 1996, Mr. Obenchain was the Controller for Combyte, Inc., a manufacturer of data storage products. From 1991 to October 1994, Mr. Obenchain was a Division Accountant at Array Technology Corporation, a manufacturer of disk arrays. Mr. Obenchain has an M.B.A. in Accounting from the University of Colorado and a B.A. from Michigan State University.

         DOUGLAS D. PAGORIA joined Bolder in July 1998 as Director of Manufacturing. Prior to joining Bolder, Mr. Pagoria was employed with Rayovac Corporation, a battery manufacturer, for nine years, most recently as Product Manager. Mr. Pagoria has a B.S. in Chemical Engineering from the University of Arkansas.

         VICTOR ROMPA joined Bolder in September 1994 as its Quality Engineer and became Director of Quality in August of 1996 and Director of Product Management in August of 1997. From April 1991 to September 1994, Mr. Rompa was Manager, Product Assurance and Test, for SAFT Aerospace Batteries, a battery manufacturer. Mr. Rompa holds a B.S.E.E. from the University of Hartford.

         RICHARD D. SANDER joined Bolder in 1994 and became Manager of Human Resources in February 1996 and Director of Human Resources in October 1996. Prior to joining Bolder, Mr. Sander served as Executive Director for several human service agencies in Denver and Iowa. Mr. Sander has an M.A. in Management from the University of San Francisco.

         STEVEN M. SHEREPITA joined Bolder in March 1993 and has served as Director of Production and Facilities since July 1998 and as Director of Facilities and Manufacturing from December 1994 to July 1998. Prior to joining Bolder, Mr. Sherepita was employed with OPTIMA Battery Company.

         JAMES W. WALKER, PH.D. joined Bolder as Director of Quality Assurance in December 1997. From 1989 to 1997, Dr. Walker was the Quality Department Manager for Atmel Corporation, a maker of technically advanced integrated circuits. Dr. Walker holds a Ph.D. and an M.S. in Solid State Physics from the University of Illinois.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the ownership of each class of the Company's outstanding voting securities as of February 28, 1999 by: (i) each director and nominee for director; (ii) each of the Named Executive Officers; (iii) all executive officers and directors of the Company as a group; and (iv) each person known by the Company to be the beneficial owner of more than five percent of any class of the Company's outstanding voting securities.

                                                    BENEFICIAL OWNERSHIP                BENEFICIAL OWNERSHIP OF
                                                    OF COMMON STOCK (1)              SERIES A PREFERRED STOCK (1)
                                              --------------------------------     ------------------------------
                                                NUMBER OF         PERCENT OF        NUMBER OF         PERCENT OF
             BENEFICIAL OWNER                     SHARES             TOTAL            SHARES            TOTAL
-------------------------------------------   -------------     --------------     ------------      ------------
Funds managed by Patricof & Co.
  Ventures, Inc. (2)....................        1,991,126            20.6%               --                --
445 Park Avenue
New York, NY  10022

Columbine Venture Fund II, L.P..........        1,694,561            17.5%               --                --
5460 South Quebec Street
Suite 270
Englewood, CO  80111

The TCW Group, Inc. (3).................          905,700             9.3%               --                --
865 South Figueroa Street
Los Angeles, CA  90017

Johnson Controls Battery Group, Inc.....          558,666             5.8%               --                --
5757 North Green Bay Ave.
Milwaukee, WI  53209

Woodland Partners LLC...................          548,700 (4)         5.7%               --                --
60 South Sixth Street
Suite 3750
Minneapolis, MN  55402

The Bank of New York....................          566,666 (5)         5.5%             170,000            50.6%
925 Patterson Plank Road
Secaucus, NJ  07094

Heartland Advisors, Inc.................          283,333 (5)         2.8%              85,000            25.3%
790 North Milwaukee Street
Milwaukee, WI  53202

Wachovia Bank, N.A......................          133,333 (5)         1.4%              40,000            11.9%
100 North Main Street
NC 37121
Winston-Salem, NC  27150

Boston Safe Deposit and Trust
  Company...............................          100,000 (5)         1.0%              30,000             8.9%
c/o Mellon Bank N.A.
Three Mellon Bank Center
Room 153-3015
Pittsburgh, PA  15259

                                                    BENEFICIAL OWNERSHIP                BENEFICIAL OWNERSHIP OF
                                                    OF COMMON STOCK (1)              SERIES A PREFERRED STOCK (1)
                                              --------------------------------     ------------------------------
                                                NUMBER OF         PERCENT OF        NUMBER OF         PERCENT OF
             BENEFICIAL OWNER                     SHARES             TOTAL            SHARES            TOTAL
-------------------------------------------   -------------     --------------     ------------      ------------
Daniel S. Lankford (6)..................          388,757             3.9%               --                --

Joseph F. Fojtasek (7)..................           82,449                *               --                --

Arthur S. Homa (8)......................           20,443                *               --                --

Sandra D. Schreiber (9).................          104,849             1.1%               --                --

Arnold C. Allen (10)....................           45,083                *               --                --

Wilmer R. Bottoms, Ph.D. (8)............            6,329                *               --                --

William D. Connor (11)..................           12,000                *               --                --

Donovan B. Hicks (11)...................            3,000                *               --                --

David L. Riegel (12)....................           88,890                *               --                --

Carl S. Stutts (8)......................            6,329                *               --                --

Roger F. Warren.........................            2,000                *               --                --

All executive officers and
directors as a group
(12 persons) (13).......................          760,129             7.4%               --                --

-------------------------
*    Less than one percent.
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. Shares of Common Stock issuable upon conversion of Series A Preferred Stock and shares of Common Stock subject to options exercisable within 60 days of February 28, 1999 are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 9,687,142 shares of Common Stock and 336,200 shares of Series A Preferred Stock outstanding on February 28, 1999, adjusted as required by rules promulgated by the SEC.
(2) Consists of 1,389,811 shares held by APA Excelsior III, L.P., 529,638 shares held by Coutts & Co. (Jersey) Ltd., Custodian for APA Excelsior III/Offshore, L.P. and 71,677 shares held by CIN Venture Nominees Limited.
(3) Held by various investment-manager subsidiaries of The TCW Group, Inc. on behalf of clients of such subsidiaries. Such shares also may be deemed to be beneficially owned by Robert Day, who may be deemed to control The TCW Group, Inc. The TCW Group, Inc. and Mr. Day disclaim beneficial ownership of such shares.
(4) Includes 460,600 shares as to which Woodland Partners LLC has sole voting power and 88,100 shares as to which Woodland Partners LLC has shared voting power.
(5) Consists solely of shares issuable upon conversion of Series A Preferred Stock.
(6) Includes 253,058 shares subject to stock options that are exercisable within 60 days of February 28, 1999.
(7) Includes 78,286 shares subject to stock options that are exercisable within 60 days of February 28, 1999.
(8) Consists solely of shares subject to stock options that are exercisable within 60 days of February 28, 1999.
(9) Includes 98,247 shares subject to stock options that are exercisable within 60 days of February 28, 1999.
(10) Includes 41,386 shares subject to stock options that are exercisable within 60 days of February 28, 1999.
(11) Includes 2,000 shares subject to stock options that are exercisable within 60 days of February 28, 1999.

(12) Includes 33,829 shares subject to stock options that are exercisable within 60 days of February 28, 1999.
(13) Includes 541,907 shares subject to stock options that are exercisable within 60 days of February 28, 1999.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1998, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that an initial report of ownership was filed late by Mr. Schwob.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

         The Company's directors do not currently receive any cash compensation for service on the Board of Directors or any committee thereof, other than grants of nonstatutory stock options to non-employee directors under the Company's 1996 Equity Incentive Plan. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings, in accordance with Company policy.

         Non-employee directors are eligible only for nonstatutory stock option grants. Each person who becomes a non-employee director is automatically granted an option to purchase 10,000 shares of Common Stock on the date of his or her election to the Board. On the date of each annual meeting of stockholders of the Company, each non-employee director who has continuously served as a non-employee director since the last annual meeting is granted an option to purchase 1,000 shares of Common Stock, and each other person who is then a non-employee director is granted an option to purchase a prorated number of shares of Common Stock based on the number of days such person has continuously served as a non-employee director since the last annual meeting. Initial options granted to non-employee directors vest in five equal annual increments following the date of grant, and annual options granted to non-employee directors vest in three equal annual increments following the date of grant. Subject to approval of the amended Incentive Plan by the stockholders of the Company, the size of the annual option grants to non-employee directors will be increased to 10,000 shares, beginning with the grants to be made on the date of the June 3, 1999 annual meeting.

         During the last fiscal year, the Company granted options covering an aggregate of 14,854 shares to its six non-employee directors, at a weighted average exercise price of $13.09 per share.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

         The following table shows for the fiscal years ended December 31, 1996, 1997 and 1998, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and each of its four other most highly compensated executive officers whose salary and bonus exceeded $100,000 for the fiscal year ended December 31, 1998 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                                                      COMPENSATION
                                                                                     --------------
                                                          ANNUAL COMPENSATION            AWARDS
                                                     -----------------------------   --------------
                                                                                       SECURITIES
                                                                                       UNDERLYING      ALL OTHER
                                         FISCAL          SALARY          BONUS          OPTIONS       COMPENSATION
    NAME AND PRINCIPAL POSITION           YEAR            ($)             ($)             (#)             ($)
------------------------------------- -------------  ------------   --------------   --------------  --------------
Daniel S. Lankford...............         1996       $  193,333      $  80,000          121,166          --
   Chief Executive Officer,               1997          210,000         22,000           21,166          --
   President and Chairman of the          1998          235,000         21,620          121,166          --
   Board

Joseph F. Fojtasek...............         1996          102,917         25,040          133,333      $  35,000 (1)
   Chief Financial Officer, Vice          1997          136,000         30,000           25,000          --
   President, Finance and                 1998          150,000         36,250           30,000          --
   Administration, Secretary and
   Treasurer

Arthur S. Homa...................         1996               --             --               --          --
   Senior Vice President,                 1997           12,308         25,000               --         25,000 (1)
   Technology and Manufacturing           1998          160,000         34,130           65,000         10,000 (1)

Sandra D. Schreiber..............         1996          145,000         26,440           50,000          --
   Senior Vice President, Systems         1997          155,000          5,000           25,000          --
   and Supply Chain                       1998          160,000         27,600               --          --

Arnold C. Allen..................         1996          105,000         16,610           16,668          --
   Vice President, Commercial             1997          110,000         10,000           20,000          --
   Development                            1998          115,000          2,080               --          --

------------------
(1)  Reimbursement of moving expenses.


STOCK OPTION GRANTS AND EXERCISES

         The Company grants options to its executive officers under its 1996 Equity Incentive Plan. As of March 31, 1999, options to purchase a total of 1,547,437 shares were outstanding under the 1996 Equity Incentive Plan and options to purchase 98,088 shares remained available for grant thereunder.

         The following table sets forth certain information regarding options granted to each of the Named Executive Officers during the fiscal year ended December 31, 1998:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                 POTENTIAL REALIZABLE
                                                       % OF TOTAL                                  VALUE AT ASSUMED
                                    NUMBER OF           OPTIONS         EXERCISE                 ANNUAL RATES OF STOCK
                                    SECURITIES        GRANTED TO        OR BASE                 PRICE APPRECIATION FOR
                                    UNDERLYING         EMPLOYEES         PRICE                      OPTION TERM (4)
                                     OPTIONS           IN FISCAL       ($/SHARE)   EXPIRATION   ------------------------
             NAME                   GRANTED (#)         YEAR (1)          (2)       DATE (3)        5%         10%
-------------------------------   ----------------  ----------------   ----------  -----------  ----------  ------------
Daniel S. Lankford...........        100,000 (5)         19.3%            $9.00      1/29/05      $366,390     $853,845
                                      21,166 (5)          4.1              8.00      2/21/05        68,934      160,644

Joseph F. Fojtasek...........         30,000 (5)          5.8              9.00      1/29/05       109,917      256,154

Arthur S. Homa...............         50,000 (6)          9.7              9.00      1/28/08       283,003      717,184
                                      15,000 (5)          2.9              8.00      2/21/05        48,852      113,846

Sandra D. Schreiber..........             --              --                --         --             --           --

Arnold C. Allen..............             --              --                --         --             --           --

------------------
(1) Based on 516,984 options granted in 1998.
(2) The Board of Directors may reprice options under the terms of the Company's 1996 Equity Incentive Plan.
(3) Any of the options that are exercisable on the date of termination of employment may be exercised until the earlier of three months after such termination and the expiration date unless termination was a result of total and permanent disability, in which case, until the earlier of one year after such termination and the expiration date.
(4) The potential realizable value is calculated based on the term of the option. It is calculated assuming that the fair market value of the Company's Common Stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.
(5) Exercisable on the expiration date, unless the Board of Directors accelerates the vesting of the options based on the achievement of certain performance goals.
(6) One-fifth of the options vest on the first anniversary of the grant date. One-sixtieth of the options vest monthly thereafter.

         The following table sets forth information with respect to (i) the exercise of stock options by the Named Executive Officers during the fiscal year ended December 31, 1998, (ii) the number of unexercised options held by the Named Executive Officers as of December 31, 1998, and (iii) the value of unexercised in-the-money options (i.e., options for which the fair market value of the Common Stock at December 31, 1998 ($10.00) exceeds the exercise price) as of December 31, 1998:

                    OPTION EXERCISES AND YEAR-END VALUE TABLE

                                  SHARES                     NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED IN-THE-
                                  ACQUIRED        VALUE     OPTIONS AT DEC. 31, 1998      MONEY OPTIONS AT DEC. 31, 1998
            NAME              ON EXERCISE (#)    REALIZED   EXERCISABLE/UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE
            ----              ----------------   --------   -------------------------     ------------------------------
Daniel S. Lankford..........         --             --           223,706/209,609                $1,632,176/$204,772
Joseph F. Fojtasek..........         --             --           69,212/119,121                    251,848/311,484
Arthur S. Homa..............         --             --            10,000/55,000                     10,000/70,000
Sandra D. Schreiber.........         --             --            89,447/72,218                    685,540/115,412
Arnold C. Allen.............         --             --            36,998/33,002                    212,090/78,697

EMPLOYMENT AGREEMENTS

         On July 11, 1994, the Company entered into an employment agreement with Daniel S. Lankford, which provided for Mr. Lankford's employment as the President and Chief Executive Officer of the Company. Under the terms of the agreement, the Company agreed to pay Mr. Lankford a base salary of $180,000 and granted Mr. Lankford an option to purchase 282,000 shares of Common Stock at an exercise price of $.375 per share, subject to vesting over four years from the start of Mr. Lankford's employment with the Company. Mr. Lankford exercised this option as to 133,333 shares early, subject to the Company's right to repurchase a portion of such stock if Mr. Lankford leaves the Company prior to the expiration of the vesting of the option. The Company also paid Mr. Lankford $50,000 to cover his relocation expenses. In the event that the Company terminates Mr. Lankford's employment other than for cause, the Company agreed to pay Mr. Lankford an amount equal to six months of his base salary.

         On February 13, 1996, the Company entered into an employment agreement with Joseph F. Fojtasek, which provided for Mr. Fojtasek's employment with the Company as Vice President, Finance and Administration, and Chief Financial Officer. Under the terms of the agreement, the Company agreed to pay Mr. Fojtasek a base salary of $130,000 per year, plus a bonus of up to $26,000 in 1996 based on the achievement of certain performance goals and Company performance. The Company also agreed to grant Mr. Fojtasek an option to purchase 133,333 shares of Common Stock at an exercise price of $6.00 per share, subject to vesting over six years from the start of Mr. Fojtasek's employment with the Company. In addition, the Company agreed to grant Mr. Fojtasek a bonus payable at the rate of $1.50 for each share of Common Stock purchased by Mr. Fojtasek pursuant to such stock option grant. The Company also paid Mr. Fojtasek $35,000 to cover his relocation expenses. In the event that the Company terminates Mr. Fojtasek's employment, other than for cause, the Company agreed to pay Mr. Fojtasek an amount equal to six months of his base salary.

         On September 25, 1997, the Company entered into an employment agreement with Arthur S. Homa, which provided for Dr. Homa's employment with the Company as Vice President, Technology. Under the terms of the agreement, the Company agreed to pay Dr. Homa a base salary of $160,000 per year, plus a signing bonus of $25,000 and a bonus of up to $32,000 in 1998 based upon achievement of certain individual and corporate performance goals. Pursuant to the agreement, the Company also granted Dr. Homa an option to purchase 50,000 shares of Common Stock at an exercise price of $9.00, subject to vesting over five years from the start of Dr. Homa's employment with the Company, and an option to purchase 15,000 shares of Common Stock at an exercise price of $8.00, exercisable at the end of its term subject to acceleration in the event of achievement of certain performance goals. The Company also paid Dr. Homa $35,000 to cover his relocation expenses. In the event that the Company terminates Dr. Homa's employment, other than for cause, the Company agreed to pay Dr. Homa an amount equal to six months of his base salary.

         On September 23, 1998, the Company entered into an employment agreement with Daniel A. Schwob, which provided for Mr. Schwob's employment with the Company as Senior Vice President, Marketing and Sales. Under the terms of the agreement, the Company agreed to pay Mr. Schwob a base salary of $180,000 per year, plus a signing bonus of $36,000 and bonuses of up to $36,000 in 1999 and $72,000 in 2000 based upon achievement of certain individual and corporate performance goals. Pursuant to the agreement, the Company also granted Mr. Schwob an option to purchase 50,000 shares of Common Stock at an exercise price of $9.31, subject to vesting over five years from the start of Mr. Schwob's employment with the Company, and an option to purchase 40,000 shares of Common Stock at an exercise price of $9.31, exercisable at the end of its term subject to acceleration in the event of achievement of certain performance goals. The Company also paid Mr. Schwob $40,000 to cover his relocation expenses. In the event that the Company terminates Mr. Schwob's employment, other than for cause, the Company agreed to pay Mr. Schwob an amount equal to six months of his base salary.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the fiscal year ended December 31, 1998, Messrs. Bottoms, Riegel and Stutts served as the members of the Compensation Committee of the Board of Directors of the Company. Mr. Riegel served as the Chief Executive Officer of the Company from May 1992 to October 1992.

                      REPORT OF THE COMPENSATION COMMITTEE
                          ON EXECUTIVE COMPENSATION (1)

         The Compensation Committee of the Board of Directors (the "Committee") is responsible for establishing and administering the Company's compensation programs with respect to the Company's executive officers. The Committee currently consists of three non-employee directors: Messrs. Bottoms, Riegel and Stutts.

         The Committee sets and administers the policies which govern executive salaries and bonuses and the grant of stock awards under the Company's 1996 Equity Incentive Plan. The Committee evaluates the performance and determines the compensation of the Chief Executive Officer (the "CEO") and the other executive officers on an annual basis. The Company's objectives with respect to the compensation of its executive officers, including the CEO, are: (i) to link the interests of management with those of stockholders by encouraging stock ownership in the Company; (ii) to attract, motivate and retain superior executives by providing them with the opportunity to earn total compensation packages that are competitive with the industry; (iii) to reward individual results by recognizing performance through salary, annual cash incentives and long-term stock based incentives; and (iv) to manage compensation based on the level of skill, knowledge, effort and responsibility needed to perform at the level the position requires.

         The components of the Company's compensation program for its executive officers include (i) base salary, (ii) performance-based cash bonuses and (iii) incentive compensation in the form of stock options.

         BASE SALARY. Base salary levels for the Company's executive officers are determined, in part, through comparisons with companies in the battery development and manufacturing industry and other companies with which the Company competes for personnel. In establishing such salaries, the Committee also considers general geographic market conditions, individual experience and performance and the overall performance of the Company.

         ANNUAL CASH BONUSES. During fiscal year 1998, $129,988 in cash bonuses were awarded to executive officers of the Company (including the CEO). The Committee recommends the payment of bonuses to the Company's executive officers, including the CEO, to provide an incentive to such persons to be productive over the course of each fiscal year. These bonuses are awarded only if the Company achieves or exceeds certain corporate performance objectives. The size of the cash bonus awarded to each executive officer is based on the individual executive's performance during the preceding year.

         1996 EQUITY INCENTIVE PLAN. Equity-based incentive compensation has been established by the Company through its 1996 Equity Incentive Plan to provide executive officers of the Company with an opportunity to derive a benefit, along with the stockholders of the Company, from the long-term performance of the Company. Option grants under the 1996 Equity Incentive Plan are intended to closely align the interests of the executive officers and stockholders, and to reward, motivate and retain executive officers.

         The Company has historically rewarded its executive officers through the grant of stock options. Such options are granted from time to time to both executive and non-executive employees by either the Committee or the Board of Directors, based on an evaluation of a series of factors including: (i) the overall performance of the Company for the fiscal year in question; (ii) the performance of the individual in question; (iii) the anticipated contribution by the individual to the Company on an overall basis; (iv) the historical level of compensation of the individual; (v) the level of compensation of similarly situated executives in the Company's industry; and (vi) the combination of cash compensation and stock options that would be required from a competitive point of view to
-----------------------
(1) The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in any such filing.

retain the services of a valued executive officer. Based upon such criteria, four executive officers were granted options during fiscal year 1998 to purchase an aggregate of 306,166 shares of the Company's Common Stock.

         Stock options granted under the 1996 Equity Incentive Plan generally have a five-year vesting schedule, expire ten years from the date of grant and have an exercise price equal to 100% of the fair market value of the underlying stock on the date of grant. Some options granted to certain officers of the Company do not vest until the end of their term, but are subject to accelerated vesting upon the achievement of certain corporate and individual performance goals.

CHIEF EXECUTIVE OFFICER COMPENSATION

         Mr. Lankford's annual base salary in 1998 was $235,000, which represented an increase of $25,000 from his annual base salary in 1997. The increase reflected the Committee's recognition of Mr. Lankford's leadership of the Company during 1998 and the need to keep the Bolder CEO's base salary compensation component competitive with that of similar public companies. Mr. Lankford also earned a bonus in the amount of $21,620 in 1998, approximately equal to the bonus he earned in 1997.

         During 1998, Mr. Lankford was also awarded stock options to purchase an aggregate of 121,166 shares of the Company's Common Stock at a weighted average exercise price of $8.83 per share. The exercise prices of the options were equal to the fair market value of the Company's Common Stock on the respective dates of grant. Each option is only exercisable on the seventh anniversary of the date of grant, subject to accelerated vesting upon the achievement by the Company of certain performance goals. The options were granted as incentives for future performance.

         The Compensation Committee remains confident in Mr. Lankford's leadership abilities and is pleased and encouraged by the Company's progress under Mr. Lankford.

SECTION 162(m) OF THE INTERNAL REVENUE CODE

         Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. Options granted pursuant to the Company's 1996 Equity Incentive Plan are intended to satisfy the requirements for the "performance-based compensation" exemption. As a result, the Board believes that at the present time it is quite unlikely that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1 million. The Board has not yet established a policy for determining whether forms of incentive compensation, other than stock options, awarded to its Named Executive Officers will be designed to qualify as "performance-based compensation." The Board will continue to evaluate the effects of the statute and to comply with Section 162(m) of the Code in the future to the extent consistent with the best interests of the Company.

                             COMPENSATION COMMITTEE

                            Wilmer R. Bottoms, Ph.D.
                                 David L. Riegel
                                 Carl S. Stutts

                     PERFORMANCE MEASUREMENT COMPARISON (1)

         The SEC requires that the Company's total return to its stockholders be compared to a relevant market index and a similar industry index for the last five years or such shorter period of time as the Company has been publicly traded. The Company became a publicly traded company on May 1, 1996 when its initial public offering commenced. The following chart show the value of an investment of $100 made on May 1, 1996 (i) in the Company's Common Stock, (ii) in the Russell 2000 Index and (iii) in the Nasdaq Industrial Index.

         Total stockholder return is determined by dividing (i) the sum of the cumulative amount of dividends for a given period (assuming dividend reinvestment) and the difference between the share price at the end and the beginning of the period by (ii) the share price at the end of the period.

                              [PERFORMANCE GRAPH]

                                 May 1, 1996        December 31, 1996     December 31, 1997     December 31, 1998
                                 -----------        -----------------     -----------------     -----------------
Nasdaq Industrial                  100.000                98.514               108.404               115.792

Bolder Technologies                100.000               156.548                91.667               117.857

Russell 2000                       100.000               103.520               124.763               120.464

---------------
(1) The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in any such filing.

                              CERTAIN TRANSACTIONS

         In June 1995, the Company and Johnson Controls, Inc. ("Johnson Controls") established a joint venture (the "Joint Venture") to develop high volume manufacturing technology for TMF batteries, to manufacture TMF batteries for sale by both partners and to pursue hybrid electric vehicle battery development opportunities for TMF batteries. In 1997, having substantially completed its primary objective of developing the high volume manufacturing technology, the Company and Johnson Controls announced a new strategic partnership which replaced the Joint Venture effective as of July 1996. Under the terms of the new strategic partnership, which was finalized in July 1997, each party will separately implement TMF battery manufacturing facilities to best meet the unique requirements of the markets addressed by each.

         In connection with the agreement to discontinue the Joint Venture, Bolder received a cash payment from Johnson Controls as well as all of the tangible assets of the Joint Venture and, in return, granted Johnson Controls the following licenses: (i) an exclusive license to make and sell TMF primary batteries and emergency on-board starting batteries for the car and truck engine starting market (except as to Bolder which has the right to make TMF batteries and sell into such market beginning in 2001), (ii) a non-exclusive license to make and sell TMF emergency jump-starting batteries for the car and truck engine starting market, (iii) an exclusive license (except as to Bolder which has the right to sell into the market) to make and sell TMF primary batteries and emergency on-board starting batteries in the lawn and garden starting market,
(iv) a non-exclusive license to make and sell TMF emergency jump-starting batteries for the laws and garden starting market, and (v) a non-exclusive license to make and sell TMF batteries in the motorcycle starting, HEV and standby power markets. All of the licenses are royalty bearing and certain of the licenses are subject to minimum royalties and minimum performance criteria. Bolder and Johnson Controls also entered into a cross supply agreement with commitments to supply the other party with minimum quantities of TMF battery products for several years.

         The Company believes that the foregoing transactions were in its best interests. As a matter of policy, these transactions were, and all future transactions between the Company and any of its officers, directors or principal stockholders will be, approved by a majority of the independent and disinterested members of the Board of Directors, will be on terms no less favorable to the Company than could be obtained form unaffiliated third parties and will be in connection with bona fide business purposes of the Company.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                           ANNUAL REPORT ON FORM 10-K

         The Company will furnish without charge to each person whose proxy is being solicited, upon the written request of such person, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1998, including financial statements and schedules thereto, but excluding exhibits. Requests for copies of such report should be directed to Joseph F. Fojtasek, Vice President of Finance and Administration and Chief Financial Officer, 4403 Table Mountain Drive, Golden, Colorado 80403.

                                       By Order of the Board of Directors,

                                       /s/ Joseph F. Fojtasek

                                       Joseph F. Fojtasek, Secretary

April 30, 1999

                         BOLDER TECHNOLOGIES CORPORATION

                4403 Table Mountain Drive, Golden, Colorado 80403

       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
              FOR THE ANNUAL MEETING OF STOCKHOLDERS - JUNE 3, 1999

         The undersigned hereby constitutes and appoints Daniel S. Lankford and Joseph F. Fojtasek, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Bolder Technologies Corporation to be held at 4403 Table Mountain Drive, Golden, Colorado, on Thursday, June 3, 1999, at 11:00 a.m. local time, and at any postponements, continuations and adjournments thereof, on all matters coming before said meeting.

1.       ELECTION OF CLASS III DIRECTORS.

         [ ]  FOR ALL NOMINEES        [ ]  WITHHOLD AUTHORITY FOR ALL NOMINEES

                   Nominees: Donovan B. Hicks, Roger F. Warren

     (To withhold vote for any individual nominee, write that name below.)

     ----------------------------------------------------------------------

2.       APPROVAL OF 1996 EQUITY INCENTIVE PLAN, AS AMENDED.

         [ ]  FOR          [ ]  AGAINST        [ ]  ABSTAIN

3.       APPROVAL OF 1996 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED.

         [ ]  FOR          [ ]  AGAINST        [ ]  ABSTAIN

4.       RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS.

         [ ]  FOR          [ ]  AGAINST        [ ]  ABSTAIN

         You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The persons named herein as agents and proxies cannot vote your shares unless you sign and return this card.

         In their discretion, the proxies are entitled to vote upon such other matters as may properly come before the meeting.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

         Please mark, sign and return promptly using the enclosed envelope.

Dated:  ____________________, 1999
                                    -------------------------------------------

                                    --------------------------------------------
                                    Signature(s)

                                    NOTE: Please mark, sign and return promptly using the enclosed envelope. Executors, administrators, trustees, etc. should give a title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

                         BOLDER TECHNOLOGIES CORPORATION

                           1996 EQUITY INCENTIVE PLAN

                              ADOPTED MARCH 6, 1996

                     APPROVED BY STOCKHOLDERS APRIL 30, 1996

                        AS AMENDED THROUGH MARCH 26, 1999

1.       PURPOSES.

         (a) The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company and its Affiliates may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses, (iv) rights to purchase restricted stock, and (v) stock appreciation rights, all as defined below. The Plan is successor to, and restatement of, the Company's 1992 Incentive Stock Option Plan and Non-Qualified Stock Option Plan.

         (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees, Directors or Consultants, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

         (c) The Company intends that the Stock Awards issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either (i) Options granted pursuant to Section 6 hereof, including Incentive Stock Options and Nonstatutory Stock Options, (ii) stock bonuses or rights to purchase restricted stock granted pursuant to Section 8 hereof, or (iii) stock appreciation rights granted pursuant to Section 9 hereof; provided that Non-Employee Directors shall only be eligible for the Nonstatutory Stock Options granted pursuant to Section 7 hereof. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.       DEFINITIONS.

         (a) "AFFILIATE" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

         (b) "BOARD" means the Board of Directors of the Company.

         (c) "CODE" means the Internal Revenue Code of 1986, as amended.

                                       1.

         (d) "COMMITTEE" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

         (e) "COMPANY" means Bolder Technologies Corporation, a Delaware corporation.

         (f) "CONCURRENT STOCK APPRECIATION RIGHT" or "CONCURRENT RIGHT" means a right granted pursuant to subsection 8(b)(2) of the Plan.

         (g) "CONSULTANT" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

         (h) "CONTINUOUS STATUS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT" means the employment or relationship as a Director or Consultant is not interrupted or terminated. The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

         (i) "DIRECTOR" means a member of the Board.

         (j) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

         (k) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         (l) "FAIR MARKET VALUE" means, as of any date, the value of the common stock of the Company determined as follows:

                  (1) If the common stock is listed on any established stock exchange or a national market system, including without limitation the National Market of The Nasdaq Stock Market, the Fair Market Value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in common stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

                  (2) If the common stock is quoted on The Nasdaq Stock Market (but not on the National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of common stock shall be the mean between the bid and asked prices for the common stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

                                       2.

                  (3) In the absence of an established market for the common stock, the Fair Market Value shall be determined in good faith by the Board.

         (m) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

         (n) "INDEPENDENT STOCK APPRECIATION RIGHT" or "INDEPENDENT RIGHT" means a right granted pursuant to subsection 8(b)(3) of the Plan.

         (o) "NON-EMPLOYEE DIRECTOR" means a Director who is not an Employee.

         (p) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

         (q) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

         (r) "OPTION" means a stock option granted pursuant to the Plan.

         (s) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

         (t) "OPTIONEE" means an Employee or Consultant who holds an outstanding Option.

         (u) "OUTSIDE DIRECTOR" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

         (v) "PLAN" means this Bolder Technologies Corporation 1996 Equity Incentive Plan.

         (w) "RULE 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

         (x) "STOCK APPRECIATION RIGHT" means any of the various types of rights which may be granted under Section 8 of the Plan.

         (y) "STOCK AWARD" means any right granted under the Plan, including any Option, any stock bonus, any right to purchase restricted stock, and any Stock Appreciation Right.

                                       3.

         (z) "STOCK AWARD AGREEMENT" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

         (aa) "TANDEM STOCK APPRECIATION RIGHT" or "TANDEM RIGHT" means a right granted pursuant to subsection 8(b)(1) of the Plan.

3.       ADMINISTRATION.

         (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

         (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                  (1) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; whether a Stock Award will be an Incentive Stock Option, a Nonstatutory Stock Option, a stock bonus, a right to purchase restricted stock, a Stock Appreciation Right, or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; whether a person shall be permitted to receive stock upon exercise of an Independent Stock Appreciation Right; and the number of shares with respect to which a Stock Award shall be granted to each such person.

                  (2) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                  (3) To amend the Plan or a Stock Award as provided in Section 15.

                  (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

         (c) The Board may delegate administration of the Plan to a committee or committees ("Committee") of one or more members of the Board. In the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Code Section 162(m), or solely of two or more non-employee directors within the meaning of Rule 16(b)-3, which for purposes of Rule 16b-3 means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which

                                       4.

disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act of 1933 ("Regulation S-K"), does not possess an interest in any other transaction as to which disclosure would be required under
Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or
(ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

4.       SHARES SUBJECT TO THE PLAN.

         (a) Subject to the provisions of Section 14 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate three million (3,000,000) shares of the Company's common stock. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. Shares subject to Stock Appreciation Rights exercised in accordance with Section 8 of the Plan shall not be available for subsequent issuance under the Plan.

         (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.       ELIGIBILITY.

         (a) Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to Employees. Stock Awards other than Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to Employees, Directors or Consultants.

         (b) A Non-Employee Director shall in no event be eligible for the benefits of the Plan other than the Nonstatutory Stock Option grants under
Section 7.

         (c) No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant, or in the case of a restricted stock purchase award, the purchase price is at least one hundred percent (100%) of the Fair Market Value of such stock at the date of grant.


                                       5.

         (d) Subject to the provisions of Section 14 relating to adjustments upon changes in stock, no person shall be eligible to be granted Options or Stock Appreciation Rights covering more than six hundred thousand (600,000) shares of the Company's common stock in any calendar year.

6.       GENERAL OPTION PROVISIONS.

         Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

         (a) TERM.  No Option shall be exercisable after the expiration of ten
(10) years from the date it was granted.

         (b) PRICE. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted; the exercise price of a Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

         (c) CONSIDERATION. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board or the Committee, at the time of the grant of the Option, (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board.

         In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

         (d) TRANSFERABILITY. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Nonstatutory Stock Option shall not be transferable except by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or any transferee pursuant to a domestic relations order. Notwithstanding the foregoing, the person to whom the Option is

                                       6.

granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

         (e) VESTING. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

         (f) TERMINATION OF EMPLOYMENT OR RELATIONSHIP AS A DIRECTOR OR CONSULTANT. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates (other than upon the Optionee's death or disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

         An Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee's Continuous Status as an Employee, Director, or Consultant (other than upon the Optionee's death or disability) would result in liability under Section 16(b) of the Exchange Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement, or (ii) the tenth (10th) day after the last date on which such exercise would result in such liability under
Section 16(b) of the Exchange Act. Finally, an Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee's Continuous Status as an Employee, Director or Consultant (other than upon the Optionee's death or disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the first paragraph of this subsection 6(f), or (ii) the expiration of a period of three (3) months after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant during which the exercise of the Option would not be in violation of such registration requirements.

         (g) DISABILITY OF OPTIONEE. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's disability, the Optionee

                                       7.

may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

         (h) DEATH OF OPTIONEE. In the event of the death of an Optionee during, or within a period specified in the Option after the termination of, the Optionee's Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option at the date of death) by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee's death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

         (i) EARLY EXERCISE. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

         (j) RE-LOAD OPTIONS. Without in any way limiting the authority of the Board or Committee to make or not to make grants of Options hereunder, the Board or Committee shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionee to a further Option (a "Re-Load Option") in the event the Optionee exercises the Option evidenced by the Option agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Option Agreement. Any such Re-Load Option (i) shall be for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such Option; (ii) shall have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (iii) shall have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option. Notwithstanding the foregoing, a Re-Load Option which is an Incentive Stock Option and which is granted to a 10% stockholder (as described in


                                       8.

subsection 5(c)), shall have an exercise price which is equal to one hundred ten percent (110%) of the Fair Market Value of the stock subject to the Re-Load Option on the date of exercise of the original Option and shall have a term which is no longer than five (5) years.

         Any such Re-Load Option may be an Incentive Stock Option or a Nonstatutory Stock Option, as the Board or Committee may designate at the time of the grant of the original Option; provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollar ($100,000) annual limitation on exercisability of Incentive Stock Options described in subsection 12(d) of the Plan and in Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares under subsection 4(a) and shall be subject to such other terms and conditions as the Board or Committee may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

7.       OPTION GRANTS FOR NON-EMPLOYEE DIRECTORS.

         (a) INITIAL GRANT FOR NON-EMPLOYEE DIRECTORS. Each person who, after the Company's initial public offering of shares of common stock is effective, is elected for the first time to be a Non-Employee Director automatically shall, upon the date of initial election to be a Non-Employee Director by the Board or stockholders of the Company, be granted an option to purchase ten thousand (10,000) shares of common stock of the Company on the terms and conditions set forth herein.

         (b) ANNUAL GRANT. On the date of each annual meeting of the Company's shareholders commencing with the annual meeting in 1999, (i) each person who is then a Non-Employee Director and continuously has been a Non-Employee Director since the last annual meeting automatically shall be granted an option to purchase ten thousand (10,000) shares of common stock of the Company on the terms and conditions set forth herein, and (ii) each other person who is then a Non-Employee Director automatically shall be granted an option to purchase, on the terms and conditions set forth herein, the number of shares of common stock of the Company (rounded up to the nearest whole share) determined by multiplying ten thousand (10,000) shares by a fraction, the numerator of which is the number of days the person continuously has been a Non-Employee Director as of the date of such grant and the denominator of which is 365.

         (c) TERM. The term of each Non-Employee Director's option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date ("Expiration Date") five (5) years and ninety (90) days from the date of grant. If the Non-Employee Director's Continuous Status as an Employee, Director or Consultant terminates, the option shall terminate on the earlier of the Expiration Date or the date ninety (90) days following the date of termination of such Continuous Status. In any and all circumstances, a Non-Employee Director's option may be exercised following termination of his or her Continuous Status as an Employee, Director or Consultant only as to that number of shares as to which it was exercisable on the date of termination of such status under the provisions of subsection 7(g).

                                       9.

         (d) PRICE. The exercise price of each Non-Employee Director's option shall be one hundred percent (100%) of the fair market value of the stock subject to such option on the date such option is granted.

         (e) CONSIDERATION. Payment of the exercise price of each option is due in full in cash upon any exercise when the number of shares being purchased upon such exercise is less than 1,000 shares. However, when the number of shares being purchased upon an exercise is 1,000 or more shares, the Non-Employee Director may elect to make payment of the exercise price under one of the following alternatives:

                  (1) Payment of the exercise price per share in cash or by check at the time of exercise; or

                  (2) Provided that at the time of the exercise the Company's common stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of shares of common stock of the Company already owned by the optionee, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interest, which common stock shall be valued at its fair market value on the date preceding the date of exercise; or

                  (3) Payment by a combination of the methods of payment specified in paragraphs (1) and (2) above.

         Notwithstanding the foregoing, a Non-Employee Director's option may be exercised pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company prior to the issuance of shares of the Company's common stock.

         (f) TRANSFERABILITY. A Non-Employee Director's option shall not be transferable except by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order satisfying the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 ("Rule 16b-3") and shall be exercisable during the lifetime of the Non-Employee Director only by such person (or by his guardian or legal representative) or transferee pursuant to such an order. Notwithstanding the foregoing, a Non-Employee Director may, by delivering written notice to the Company in a form satisfactory to the Company, designate a third party who, in the event of the death of the Non-Employee Director, shall thereafter be entitled to exercise the option.

         (g) VESTING. Each initial Non-Employee Director's option shall become exercisable in five (5) equal installments on each of the first five anniversaries of the date of grant of the options; provided that the Optionee has, during the entire period prior to each such vesting date, continuously served as a Non-Employee Director or Employee of or Consultant to the Company or any Affiliate, whereupon such option shall become fully exercisable in accordance with its terms with respect to that portion of the shares represented by that installment.

                                      10.

         Each annual Non-Employee Director's option shall become exercisable in installments over a period of three (3) years from the date of grant commencing on the date one (1) year after the date of grant of the option, with thirty-three percent (33%) becoming exercisable one (1) year after the date of grant, thirty-four percent (34%) becoming exercisable two (2) years after the date of grant and the remaining thirty-three percent (33%) becoming exercisable three (3) years after the date of grant; provided that the Optionee has, during the entire period prior to such vesting date, continuously served as a Non-Employee Director or Employee of or Consultant to the Company or any Affiliate, whereupon such option shall become fully exercisable in accordance with its terms with respect to that portion of the shares represented by that installment.

8.       TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK.

         Each stock bonus or restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

         (a) PURCHASE PRICE. The purchase price under each restricted stock purchase agreement shall be such amount as the Board or Committee shall determine and designate in such agreement but in no event shall the purchase price be less than eighty-five percent (85%) of the stock's Fair Market Value on the date such award is made. Notwithstanding the foregoing, the Board or the Committee may determine that eligible participants in the Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company for its benefit.

         (b) TRANSFERABILITY. No rights under a stock bonus or restricted stock purchase agreement shall be transferable except by will or the laws of descent and distribution or pursuant to a domestic relations order, so long as stock awarded under such agreement remains subject to the terms of the agreement.

         (c) CONSIDERATION. The purchase price of stock acquired pursuant to a stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board or the Committee, according to a deferred payment or other arrangement with the person to whom the stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board or the Committee in its discretion. Notwithstanding the foregoing, the Board or the Committee to which administration of the Plan has been delegated may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

                                      11.

         (d) VESTING. Shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board or the Committee.

         (e) TERMINATION OF EMPLOYMENT OR RELATIONSHIP AS A DIRECTOR OR CONSULTANT. In the event a Participant's Continuous Status as an Employee, Director or Consultant terminates, the Company may repurchase or otherwise reacquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

9.       STOCK APPRECIATION RIGHTS.

         (a) The Board or Committee shall have full power and authority, exercisable in its sole discretion, to grant Stock Appreciation Rights under the Plan to Employees and Consultants. To exercise any outstanding Stock Appreciation Right, the holder must provide written notice of exercise to the Company in compliance with the provisions of the Stock Award Agreement evidencing such right. Except as provided in subsection 5(d), no limitation shall exist on the aggregate amount of cash payments the Company may make under the Plan in connection with the exercise of a Stock Appreciation Right.

         (b) Three types of Stock Appreciation Rights shall be authorized for issuance under the Plan:

                  (1) TANDEM STOCK APPRECIATION RIGHTS. Tandem Stock Appreciation Rights will be granted appurtenant to an Option, and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. Tandem Stock Appreciation Rights will require the holder to elect between the exercise of the underlying Option for shares of stock and the surrender, in whole or in part, of such Option for an appreciation distribution. The appreciation distribution payable on the exercised Tandem Right shall be in cash (or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the Option surrender) in an amount up to the excess of (A) the Fair Market Value (on the date of the Option surrender) of the number of shares of stock covered by that portion of the surrendered Option in which the Optionee is vested over (B) the aggregate exercise price payable for such vested shares.

                  (2) CONCURRENT STOCK APPRECIATION RIGHTS. Concurrent Rights will be granted appurtenant to an Option and may apply to all or any portion of the shares of stock subject to the underlying Option and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. A Concurrent Right shall be exercised automatically at the same time the underlying Option is exercised with respect to the particular shares of stock to which the Concurrent Right pertains. The appreciation distribution payable on an exercised Concurrent Right shall be in cash (or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the exercise of the Concurrent Right) in an amount equal to such portion as shall be determined by the Board or the Committee at the time of the grant of the excess of (A) the

                                      12.

aggregate Fair Market Value (on the date of the exercise of the Concurrent Right) of the vested shares of stock purchased under the underlying Option which have Concurrent Rights appurtenant to them over (B) the aggregate exercise price paid for such shares.

                  (3) INDEPENDENT STOCK APPRECIATION RIGHTS. Independent Rights will be granted independently of any Option and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to Nonstatutory Stock Options as set forth in Section 6. They shall be denominated in share equivalents. The appreciation distribution payable on the exercised Independent Right shall be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Independent Right) of a number of shares of Company stock equal to the number of share equivalents in which the holder is vested under such Independent Right, and with respect to which the holder is exercising the Independent Right on such date, over (B) the aggregate Fair Market Value (on the date of the grant of the Independent Right) of such number of shares of Company stock. The appreciation distribution payable on the exercised Independent Right shall be in cash or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the exercise of the Independent Right.

10.      CANCELLATION AND RE-GRANT OF OPTIONS.

         (a) The Board or the Committee shall have the authority to effect, at any time and from time to time, (i) the repricing of any outstanding Options and/or any Stock Appreciation Rights under the Plan and/or (ii) with the consent of any adversely affected holders of Options and/or Stock Appreciation Rights, the cancellation of any outstanding Options and/or any Stock Appreciation Rights under the Plan and the grant in substitution therefor of new Options and/or Stock Appreciation Rights under the Plan covering the same or different numbers of shares of stock, but having an exercise price per share not less than: eighty-five percent (85%) of the Fair Market Value for a Nonstatutory Stock Option, one hundred percent (100%) of the Fair Market Value in the case of an Incentive Stock Option or, in the case of an Incentive Stock Option held by a 10% stockholder (as described in subsection 5(c)), not less than one hundred ten percent (110%) of the Fair Market Value per share of stock on the new grant date. Notwithstanding the foregoing, the Board or the Committee may grant an Option and/or Stock Appreciation Right with an exercise price lower than that set forth above if such Option and/or Stock Appreciation Right is granted as part of a transaction to which section 424(a) of the Code applies.

         (b) Shares subject to an Option or Stock Appreciation Right canceled under this Section 10 shall continue to be counted against the maximum award of Options and Stock Appreciation Rights permitted to be granted pursuant to subsection 5(d) of the Plan. The repricing of an Option or Stock Appreciation Right, resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and the grant of a substitute Option; in the event of such repricing, both the original and the substituted Options and Stock Appreciation Rights shall be counted against the maximum awards of Options and Stock Appreciation Rights permitted to be granted pursuant to subsection 5(d) of the Plan. The provisions of this subsection 10(b) shall be applicable only to the extent required by Section 162(m) of the Code.


                                      13.

11.      COVENANTS OF THE COMPANY.

         (a) During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Stock Awards.

         (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Stock Award; provided, however, that this undertaking shall not require the Company to register under the Securities Act of 1933, as amended (the "Securities Act") either the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

12.      USE OF PROCEEDS FROM STOCK.

         Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

13.      MISCELLANEOUS.

         (a) The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest pursuant to subsection 6(e), 8(d) or 9(b), notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

         (b) Neither an Employee, a Director, a Consultant nor any person to whom a Stock Award is transferred in accordance with the Plan shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

         (c) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Employee, a Director or Consultant or other holder of Stock Awards any right to continue in the employ of the Company or any Affiliate or to continue as a Director or Consultant or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee with or without notice and with or without cause, or the right to terminate the relationship of any Consultant pursuant to the terms of such Consultant's agreement with the Company or Affiliate.

         (d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds

                                      14.

one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

         (e) The Company may require any person to whom a Stock Award is granted, or any person to whom a Stock Award is transferred in accordance with the Plan, as a condition of exercising or acquiring stock under any Stock Award,
(1) to give written assurances satisfactory to the Company as to such person's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Stock Award for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or
(ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

         (f) To the extent provided by the terms of a Stock Award Agreement, the person to whom a Stock Award is granted may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under a Stock Award by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the participant as a result of the exercise or acquisition of stock under the Stock Award; or
(3) delivering to the Company owned and unencumbered shares of the common stock of the Company.

14.      ADJUSTMENTS UPON CHANGES IN STOCK.

         (a) If any change is made in the stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan pursuant to subsection 4(a) and the maximum number of shares subject to award to any person during any calendar year pursuant to subsection 5(d), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Stock Awards. Such adjustments shall be made by the

                                      15.

Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company".)

         (b) In the event of: (1) a dissolution, liquidation or sale of substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law: (i) any surviving corporation or an Affiliate of such surviving corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar Stock Awards for those outstanding under the Plan, or (ii) such Stock Awards shall continue in full force and effect. In the event any surviving corporation and its Affiliates refuse to assume or continue such Stock Awards, or to substitute similar options for those outstanding under the Plan, then, with respect to Stock Awards held by persons then performing services as Employees, Directors or Consultants, the time during which such Stock Awards may be exercised shall be accelerated and the Stock Awards terminated if not exercised prior to such event.

15.      AMENDMENT OF THE PLAN AND STOCK AWARDS.

         (a) The Board at any time, and from time to time, may amend the Plan provided that the provisions of Section 7 may not be amended more than once every six months. However, except as provided in Section 13 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

                  (i) Increase the number of shares reserved for Incentive Stock Options under the Plan;

                  (ii) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the
Code); or

                  (iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code or to comply with the requirements of Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

         (b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

                                      16.

         (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

         (d) Rights and obligations under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless
(i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

         (e) The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights and obligations under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

16.      TERMINATION OR SUSPENSION OF THE PLAN.

         (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

         (b) Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.

17.      EFFECTIVE DATE OF PLAN.

         The Plan, as amended, shall become effective as of the date determined by the Board.



                                      17.

                         BOLDER TECHNOLOGIES CORPORATION

                        1996 EMPLOYEE STOCK PURCHASE PLAN

                              ADOPTED MARCH 6, 1996

                     APPROVED BY STOCKHOLDERS APRIL 30, 1996

                        AS AMENDED THROUGH MARCH 26, 1999

1.       PURPOSE.

         (a) The purpose of the 1996 Employee Stock Purchase Plan (the "Plan") is to provide a means by which employees of Bolder Technologies Corporation, a Delaware corporation (the "Company"), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

         (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

         (c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

         (d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

2.       ADMINISTRATION.

         (a) The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

         (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                  (i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

                  (ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.


                                       1.

                  (iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                  (iv)  To amend the Plan as provided in paragraph 13.

                  (v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

         (c) The Board may delegate administration of the Plan to a Committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.       SHARES SUBJECT TO THE PLAN.

         (a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate eighty thousand (80,000) shares of the Company's common stock (the "Common Stock"). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

         (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.       GRANT OF RIGHTS; OFFERING.

         The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an "Offering") on a date or dates (the "Offering Date(s)") selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted rights to purchase stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven


                                       2.

(27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive.

5.       ELIGIBILITY.

         (a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee's customary employment with the Company or such Affiliate is for at least twenty (20) hours per week and at least five (5) months per calendar year.

         (b) The Board or the Committee may provide that, each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

                  (i) the date on which such right is granted shall be the "Offering Date" of such right for all purposes, including determination of the exercise price of such right;

                  (ii) the period of the Offering with respect to such right shall begin on its Offering Date and end coincident with the end of such Offering; and

                  (iii) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.

         (c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.


                                       3.

         (d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under "employee stock purchase plans" of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee's rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

         (e) Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6.       RIGHTS; PURCHASE PRICE.

         (a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding ten percent (10%) of such employee's Earnings (as defined in subparagraph 7(a)) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. The Board or the Committee shall establish one or more dates during an Offering (the "Purchase Date(s)") on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

         (b) In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any employee as well as a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

         (c) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

                  (i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

                  (ii) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

                                       4.

7.       PARTICIPATION; WITHDRAWAL; TERMINATION.

         (a) An eligible employee may become a participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee's Earnings during the Offering. "Earnings," unless otherwise defined in an Offering, shall mean an employee's regular salary or wages (including amounts thereof elected to be deferred by the employee, that would otherwise have been paid, under any arrangement established by the Company that is intended to comply with Section 125, Section 401(k), Section 402(h) or Section 403(b) of the Code or that provides non-qualified deferred compensation), which shall include overtime pay, but shall exclude bonuses, commissions, incentive pay, profit sharing, other remuneration paid directly to the employee, the cost of employee benefits paid for by the Company or an Affiliate, education or tuition reimbursements, imputed income arising under any group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company or an Affiliate under any employee benefit plan, and similar items of compensation. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero) or increase such payroll deductions, and an eligible employee may begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering.

         (b) At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant's interest in that Offering shall be automatically terminated. A participant's withdrawal from an Offering will have no effect upon such participant's eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

         (c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee's employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee) under the Offering, without interest.


                                       5.

         (d) Rights granted under the Plan shall not be transferable by a participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 14 and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such rights are granted.

8.       EXERCISE.

         (a) On each Purchase Date specified therefor in the relevant Offering, each participant's accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant's account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such participant's account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant's account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Purchase Date of an Offering shall be distributed in full to the participant after such Purchase Date, without interest.

         (b) No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9.       COVENANTS OF THE COMPANY.

         (a) During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

                                       6.

         (b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10.      USE OF PROCEEDS FROM STOCK.

         Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

11.      RIGHTS AS A STOCKHOLDER.

         A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant's shareholdings acquired upon exercise of rights under the Plan are recorded in the books of the Company.

12.      ADJUSTMENTS UPON CHANGES IN STOCK.

         (a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

         (b) In the event of: (1) a dissolution or liquidation of the Company;
(2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote


                                       7.

in the election of directors, then, as determined by the Board in its sole discretion (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants' rights under the ongoing Offering terminated.

13.      AMENDMENT OF THE PLAN.

         (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

                  (i) Increase the number of shares reserved for rights under the Plan;

                  (ii) Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3")); or

                  (iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

         (b) Rights and obligations under any rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

14.      DESIGNATION OF BENEFICIARY.

         (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary


                                       8.

who is to receive any cash from the participant's account under the Plan in the event of such participant's death during an Offering.

         (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.      TERMINATION OR SUSPENSION OF THE PLAN.

         (a) The Board in its discretion, may suspend or terminate the Plan at any time. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

         (b) Rights and obligations under any rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

16.      EFFECTIVE DATE OF PLAN.

         The Plan shall become effective on the same day that the Company's initial public offering of shares of common stock becomes effective (the "Effective Date"), but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board or the Committee, which date may be prior to the Effective Date.



                                       9.

                         BOLDER TECHNOLOGIES CORPORATION

                   1996 EMPLOYEE STOCK PURCHASE PLAN OFFERING

                              ADOPTED MARCH 6, 1996

1.       GRANT; OFFERING DATE.

         (a) The Board of Directors of Bolder Technologies Corporation, a Delaware corporation (the "Company"), pursuant to the Company's 1996 Employee Stock Purchase Plan (the "Plan"), hereby authorizes the grant of rights to purchase shares of the common stock of the Company ("Common Stock") to all Eligible Employees (an "Offering"). The first Offering shall begin simultaneously with the effectiveness of the Company's registration statement under the Securities Act of 1933, as amended, with respect to the initial public offering of the Company's Common Stock and end on December 31 (the "Initial Offering"). Thereafter, an Offering shall begin every six months on each January 1 or July 1. The first day of an Offering is that Offering's "Offering Date."

         (b) Prior to the commencement of any Offering, the Board of Directors (or the Committee described in subparagraph 2(c) of the Plan, if any) may change any or all terms of such Offering and any subsequent Offerings. The granting of rights pursuant to each Offering hereunder shall occur on each respective Offering Date unless, prior to such date (a) the Board of Directors (or such Committee) determines that such Offering shall not occur, or (b) no shares remain available for issuance under the Plan in connection with the Offering.

2.       ELIGIBLE EMPLOYEES.

         All employees of the Company and each of its Affiliates (as defined in the Plan) incorporated in the United States shall be granted rights to purchase Common Stock under each Offering on the Offering Date of such Offering, provided that each such employee otherwise meets the employment requirements of subparagraph 5(a) of the Plan and has been continuously employed for at least 10 days on the Offering Date of such Offering (an "Eligible Employee"); provided, however, that the 10-day eligibility requirement shall be waived with respect to the Initial Offering only. Notwithstanding the foregoing, the following employees shall not be Eligible Employees or be granted rights under an
Offering: (i) part-time or seasonal employees whose customary employment is less than 20 hours per week or 5 months per calendar year or (ii) 5% stockholders (including ownership through unexercised options) described in subparagraph 5(c) of the Plan.

3.       RIGHTS.

         (a) Subject to the limitations contained herein and in the Plan, on each Offering Date each Eligible Employee shall be granted the right to purchase the number of shares of Common Stock purchasable with up to ten percent (10%) of such employee's Earnings (as defined in the Plan without any different set of inclusions and exclusions permitted by the Plan) paid during the


                                       1.

period of such Offering. The maximum number of shares of Common Stock an Eligible Employee may purchase in an Offering shall be such number of shares as has a fair market value (determined as of the Offering Date for such Offering) equal to $25,000 for the Initial Offering and $12,500 for each subsequent Offering. The limitation of the previous sentence shall be determined to ensure that the Plan complies with regulations applicable under Section 423(b)(8) of the Code.

         (b) The maximum aggregate number of shares available to be purchased by all Eligible Employees under an Offering shall be the number of shares remaining available under the Plan on the Offering Date. If the aggregate purchase of shares of Common Stock upon exercise of rights granted under the Offering would exceed the maximum aggregate number of shares available, the Board shall make a pro rata allocation of the shares available in a uniform and equitable manner.

4.       PURCHASE PRICE.

         The purchase price of the Common Stock under an Offering shall be the lesser of eighty-five percent (85%) of the fair market value of the Common Stock on the Offering Date or eighty-five percent (85%) of the fair market value of the Common Stock on the Purchase Date, in each case rounded up to the nearest whole cent per share. For the Initial Offering, the fair market value of the Common Stock at the time when the Offering commences shall be the price per share at which shares of Common Stock are first sold to the public in the Company's initial public offering as specified in the final prospectus with respect to that offering.

5.       PARTICIPATION.

         An Eligible Employee shall become a participant in an Offering by delivering an agreement authorizing payroll deductions. Such deductions must be in whole dollars, with a minimum dollar amount of ten dollars ($10) per pay period and a maximum amount not expected to exceed ten percent (10%) of Earnings over the course of the Offering, or in whole percentages, with a minimum percentage of one percent (1%) and a maximum percentage of ten percent (10%). A participant may not make additional payments into his or her account. The agreement shall be made on such enrollment form as the Company provides, and must be delivered to the Company before the Offering Date to be effective for an Offering, unless a later time for filing the enrollment form is set by the Board for all Eligible Employees with respect to a given Offering Date. As to the Initial Offering, the time prior to the Offering Date for filing an enrollment form and commencing participation for individuals who are Eligible Employees on the Offering Date for the Initial Offering shall be determined by the Company and communicated to such Eligible Employees.

         A participant may not increase his or her participation level during the course of an Offering. A participant may reduce (including to zero) his or her participation level only once during an Offering (except not during the ten
(10) days preceding a Purchase Date), by delivering a notice to the Company in such form and at such time as the Company provides. A participant may withdraw from an Offering and receive his or her accumulated payroll deductions from the Offering, without interest, at any time prior to the end of the Offering, excluding only each ten

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

(10) day period immediately preceding a Purchase Date, by delivering a withdrawal notice to the Company in such form as the Company provides.

6.       PURCHASES.

         Subject to the limitations contained herein, on each Purchase Date each participant's accumulated payroll deductions (without any increase for interest) shall be applied to the purchase of whole shares of Common Stock, up to the maximum number of shares permitted under the Plan and the Offering. "Purchase Date" shall be defined as the last day of each Offering; the Purchase Date of the Initial Offering will be December 31, 1996.

7.       NOTICES AND AGREEMENTS.

         Any notices or agreements provided for in an Offering or the Plan shall be given in writing, in a form provided by the Company, and unless specifically provided for in the Plan or this Offering shall be deemed effectively given upon receipt or, in the case of notices and agreements delivered by the Company, five
(5) days after deposit in the United States mail, postage prepaid.

8.       EXERCISE CONTINGENT ON STOCKHOLDER APPROVAL.

         The rights granted under an Offering are subject to the approval of the Plan by the shareholders as required for the Plan to obtain treatment as a tax-qualified employee stock purchase plan under Section 423 of the Code and to comply with the requirements of exemption from potential liability under Section 16(b) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") set forth in Rule 16b-3 promulgated under the Exchange Act.

9.       OFFERING SUBJECT TO PLAN.

         Each Offering is subject to all the provisions of the Plan, and its provisions are hereby made a part of the Offering, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of an Offering and those of the Plan (including interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan), the provisions of the Plan shall control.


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